For investor information contact:
Heidi Flannery, Investor Relations
(510) 743-1718
investor@volterra.com

Volterra Reports First Quarter 2008 Financial Results

FREMONT, Calif., April 21, 2008 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its first quarter ended March 31, 2008.

Net revenue for the first quarter of 2008 was $23.0 million, a 16% increase over net revenue of $19.8 million for the fourth quarter of 2007, and a 31% increase over net revenue of $17.6 million for the first quarter of 2007. Net income was $2.5 million, or $0.10 per share (diluted), for the first quarter of 2008, a 25% increase over net income of $2.0 million, or $0.08 per share (diluted) for the fourth quarter of 2007, and a 588% increase over net income of $0.4 million, or $0.01 per share (diluted), for the first quarter of 2007.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $3.2 million, or $0.13 per share (diluted), for the first quarter of 2008, a 34% increase over non-GAAP net income of $2.4 million, or $0.09 per share (diluted), for the fourth quarter of 2007, and an 82% increase over non-GAAP net income of $1.8 million, or $0.07 per share (diluted), for the first quarter of 2007.

“The first quarter was a great quarter for Volterra, as we had the highest quarterly revenue in our history, and we also exceeded our revenue and earnings per share guidance,” said Volterra President and Chief Executive Officer Jeff Staszak. “We saw increased activity in each of our target markets, and I’m pleased with our ability to effectively and efficiently meet additional customer demand.”

Volterra also announced that it repurchased 284,100 shares of its common stock at an average cost of $8.59 per share during the quarter under its previously announced stock repurchase program. In the past three quarters, Volterra has repurchased approximately 1.5 million shares of common stock under its repurchase programs and has returned total cash to Volterra shareholders of $17.4 million.

Earnings Conference Call

Volterra will be conducting a conference call today at 5:30 p.m. (EDT). To access the conference call, investors can dial (800) 219-6110 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (303) 262-2138. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, April 28, 2008. To access the replay, investors should dial (800) 405-2236 or (303) 590-3000 and enter reservation number 11112136#. A webcast of the conference call also will be available from the Investor section of the Company’s website at: http://www.volterra.com until midnight on Monday, May 19, 2008.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. Volterra’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. Volterra is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

•	it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

•	it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

•	it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

•	it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as the cumulative effect of accounting changes and restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or income tax expenses or other special items without unreasonable effort.

Forward-Looking Statements:

This press release regarding financial results for the quarter ended March 31, 2008 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed on March 5, 2008. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Net revenue	$23,011	$17,553
Cost of revenue *	10,149	7,966

Gross margin	12,862	9,587

Operating expenses:
Research and development *	6,424	6,072
Selling, general and administrative *	4,241	3,458

Total operating expenses	10,665	9,530

Income from operations	2,197	57
Interest and other income	430	628
Interest and other expense	(64)	(20)

Income before income taxes	2,563	665
Income tax expense	77	49

Income before cumulative effect of accounting change	2,486	616
Cumulative effect of accounting change, net	—	255

Net income	$2,486	$361

Net income per share:
Basic:
Net income per share before cumulative effect of
accounting change	$0.10	$0.02
Cumulative effect of accounting change	—	0.01

Net income per share	$0.10	$0.01

Diluted:
Net income per share before cumulative effect of
accounting change	$0.10	$0.02
Cumulative effect of accounting change	—	0.01

Net income per share	$0.10	$0.01

Weighted average shares outstanding:
Basic	23,786	24,432

Diluted	25,066	26,525

* Includes stock-based compensation expense as follows:
Cost of revenue	$44	$65
Research and development	291	608
Selling, general, and administrative	401	503

Total stock-based compensation expense	$736	$1,176

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2008
		Effect of	Effect of
		Stock-based	Accounting
	GAAP	Compensation	Change	Non-GAAP

Gross margin	$12,862	$(44)	$—	$12,906
Gross margin %	55.9%	-0.2%	—	56.1%
Operating expenses:
Research and development	$6,424	$291	$—	$6,133
Selling, general and administrative	4,241	401	—	3,840

Total operating expenses	$10,665	$692	$—	$9,973
Income from operations	$2,197	$(736)	$—	$2,933
Operating margin %	9.5%	-3.2%	—	12.7%
Annual effective tax rate	3.0%	0.4%	—	2.6%
Income tax expense	$77	$10	$—	$87
Net income	$2,486	$(726)	$—	$3,212
Diluted net income per share	$0.10	$(0.03)	$—	$0.13

	Three Months Ended March 31, 2007

		Effect of	Effect of
		Stock-based	Accounting
	GAAP	Compensation	Change	Non-GAAP

Gross margin	$9,587	$(65)	$—	$9,652
Gross margin %	54.6%	-0.4%	—	55.0%
Operating expenses:
Research and development	$6,072	$608	$—	$5,464
Selling, general and administrative	3,458	503	—	2,955

Total operating expenses	$9,530	$1,111	$—	$8,419
Income from operations	$57	$(1,176)	$—	$1,233
Operating margin %	0.3%	-6.7%	—	7.0%
Annual effective tax rate	7.4%	3.3%	—	4.1%
Income tax expense	$49	$(26)	$—	$75
Net income	$361	$(1,150)	$(255)	$1,766
Diluted net income per share	$0.01	$(0.05)	$(0.01)	$0.07

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2008	2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$50,020	$47,414
Short-term investments	—	—
Accounts receivable, net	12,096	12,318
Inventory	9,554	6,185
Prepaid expenses and other current assets	1,690	1,764

Total current assets	73,360	67,681
Property and equipment, net	5,887	5,647
Other assets	712	767

Total assets	$79,959	$74,095

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,780	$5,127
Accrued liabilities	5,798	4,680

Total current liabilities	13,578	9,807
Lease incentives	870	930
Commitments and contingencies
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	96,518	94,410
Accumulated deficit	(28,590)	(31,076)
Treasury Stock	(2,441)	—

Total stockholders’ equity	65,511	63,358

Total liabilities and stockholders’ equity	$79,959	$74,095